EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement on Form S-3 of DIAL-THRU INTERNATIONAL CORPORATION pertaining to 2,880,906 shares of common stock, of our report dated December 1, 2000, with respect to the consolidated financial statements of DIAL-THRU INTERNATIONAL CORPORATION included in the Annual Report Form 10-K/A for the year ended October 31, 2000.


                                                  KING GRIFFIN & ADAMSON P.C.

 Dallas, Texas
 October 9, 2001